Exhibit 10.43

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of November 27, 2007 (the “Effective Date”), is entered into by and among Channell Commercial Corporation, a Delaware corporation (“Domestic Borrower”), Channell Commercial Canada Inc., an Ontario corporation (“Canadian Borrower” and, together with Domestic Borrower, “Borrowers”), Bank of America, N.A., as Administrative Agent (in such capacity, “Administrative Agent”), Bank of America, N.A., Canada Branch, as Canadian agent (in such capacity, “Canadian Agent”), and the Lenders party to the Loan Agreement referred to below, with reference to the following facts:

RECITALS

A.            Borrowers are party to the Amended and Restated Loan and Security Agreement dated as of July 30, 2007 (the “Loan Agreement”), with the lenders party thereto from time to time (collectively, the “Lenders”), Administrative Agent, and Canadian Agent, pursuant to which the Lenders have provided certain credit facilities to the Borrowers.

B.            Borrowers have informed Administrative Agent that (i) on August 31, 2007, Domestic Borrower formed Bushman Water Harvesting Corporation, a Delaware corporation (“Domestic Bushman”), all of the issued and outstanding shares of capital stock of which are owned by Domestic Borrower and (ii) on August 30, 2007, Canadian Borrower formed Bushman Water Harvesting Inc., an Ontario corporation (“Canadian Bushman”, and together with Domestic Bushman, the “Bushman Entities”), all of the issued and outstanding shares of capital stock of which are owned by Canadian Borrower.

C.            The Lenders are willing to consent to the formation of the Bushman Entities and to make certain other amendments to the Loan Agreement, subject to the conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, each of the undersigned hereby agrees as follows:

1.            Defined Terms. Any and all initially capitalized terms used in this Amendment without definition shall have the respective meanings specified in the Loan Agreement.

2.            Amendment to Correct Cross-Reference. Section 1.3.2 of the Loan Agreement is hereby amended so that the reference to “Section 3.1.1(d)” contained in the first paragraph of such section shall be amended to read “Section 3.1.1(c)”.

3.            Amendments to Schedules. Schedules 6.1.1, 7.1.1, 7.1.4, 7.1.4A, 7.1.5, 7.1.14, 7.1.22, 8.2.3(b), and 8.2.4 of the Loan Agreement are hereby amended and replaced in their entirety by Annexes 1, 2, 3, 4, 5, 6, 7, 8, and 9, respectively, each of which is attached hereto.

4.            Consent to Bushman Entities. Notwithstanding the provisions of Sections 8.2.13 and 8.2.14 of the Loan Agreement to the contrary, the Lenders hereby consent, with retroactive effect, to the creation of the Bushman Entities.

5.            Covenant Regarding Bushman Entities Documentation. In consideration of the foregoing consent, Borrowers hereby agree to deliver each of the following documents within thirty (30) days of the date hereof, each in form and substance satisfactory to Administrative Agent and Canadian Agent:

5.1.1  an original Guaranty duly executed by Domestic Bushman, guaranteeing the obligations of Domestic Borrower under the Loan Documents (the “Domestic Bushman Guaranty (Domestic Obligations)”);

5.1.2  an original Guaranty duly executed by Domestic Bushman, guaranteeing the obligations of Canadian Borrower under the Loan Documents (the “Domestic Bushman Guaranty (Canadian Obligations)”);

5.1.3  an original Guaranty duly executed by Canadian Bushman, guaranteeing the obligations of Canadian Borrower under the Loan Documents (the “Canadian Bushman Guaranty”);

5.1.4  an original Security Agreement duly executed by Domestic Bushman, securing its obligations under the Domestic Bushman Guaranty (Domestic Obligations) and the Domestic Bushman Guaranty (Canadian Obligations);

5.1.5  an original Security Agreement duly executed by Canadian Bushman, securing its obligations under the Canadian Bushman Guaranty;

5.1.6  an original Pledge Agreement duly executed by Canadian Borrower, pledging its equity interests in Canadian Bushman to secure its obligations under the Loan Documents;

5.1.7  stock certificates representing the equity interests in the Bushman Entities, together with executed undated stock powers (or the equivalent) relating thereto, endorsed in blank;

5.1.8  authorization to file such PPSA or UCC-1 financing statements as Administrative Agent or Canadian Agent may request;

5.1.9  with respect to the Bushman Entities, such documentation as Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of such entities, their qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, their authority to execute, deliver and perform the Loan Documents to which they are a party, the identity, authority and capacity of each responsible officer thereof authorized to act on their behalf, including certified copies of articles or certificates of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, certificates of responsible officers, and the like;

5.1.10  the favorable written legal opinion(s) of counsel to Borrowers and the Bushman Entities, opining as to such matters as Administrative Agent and Canadian Agent may reasonably request, together with copies of factual certificates and legal opinions, if any, delivered to such counsel in connection with such opinion upon which such counsel has relied;

5.1.11  with respect to the Bushman Entities, evidence that the Bushman Entities have obtained the insurance policies and the loss payable and additional insured endorsements relating thereto as required by the Loan Documents; and

5.1.12  such additional agreements, certificates, reports, approvals, instruments, documents, consents and/or reaffirmations as Administrative Agent and Canadian Agent may reasonably request.

6.             Conditions Precedent.  The effectiveness of this Amendment shall be subject to the prior satisfaction of the following conditions:

6.1.1    Documentation. Administrative Agent shall have received, each in form and substance satisfactory to Administrative Agent and Canadian Agent, the following documents:

(a)        an original of this Amendment, duly executed by Borrowers, Administrative Agent and Canadian Agent;

(b)        an original of the Consent attached hereto as Exhibit A, duly executed by each of the UK Guarantors; and

(c)        an original intercompany note duly executed by Channell Pty Limited evidencing any debt owed to Domestic Borrower, along with an original endorsement allonge for such note, duly executed by Domestic Borrower.

6.1.2    No Defaults. Borrowers and all other Loan Parties shall be in compliance with all the terms and provisions of the Loan Documents applicable to such Person or its Property, and no Default or Event of Default shall have occurred and be continuing; and

6.1.3    Accuracy of Representations and Warranties. All of Borrowers’ representations and warranties contained herein shall be true and correct on and as of the date of execution hereof.

7.             Representations and Warranties.

7.1.1    Reaffirmation of Prior Representations and Warranties. Each Borrower hereby reaffirms and restates as of the date hereof all of the representations and warranties made by such Borrower in the Loan Agreement and the other Loan Documents, which shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date.

7.1.2    No Default. No Default or Event of Default has occurred and remains continuing under any of the Loan Documents.

8.             Miscellaneous.

8.1.1    Reference to Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

8.1.2    Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect and the Borrowers ratify and confirm their agreements and covenants contained therein.

8.1.3    Amendment as Loan Document. This Amendment shall constitute a Loan Document under the Loan Agreement, and, accordingly, it shall be an Event of Default under the Loan Agreement if Borrowers fail to perform or comply with any covenant or agreement contained herein, including without limitation, Section 5. Any provision of any Loan Document which applies to Loan Documents generally shall apply to this Amendment.

8.1.4    APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

8.1.5    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

Channell Commercial Corporation, a Delaware corporation

By:	/s/ Patrick E McCready
Name:	Patrick E McCready
Title:	CFO

Channell Commercial Canada Inc., an Ontario corporation

By:	/s/ Michael L. Perica
Name:	Michael L. Perica
Title:	Treasurer

Bank of America, N.A.,
as Administrative Agent and as sole
Domestic Lender

By:	/s/ Matthew R. Van Steenhuyse
Matthew R. Van Steenhuyse
Senior Vice President & Portfolio Manager

Bank of America, N.A., Canada Branch,
as Canadian Agent and sole Canadian Lender

By:	/s/ Nelson Lam
Name:	Nelson Lam
Title:	Vice President

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EXHIBIT A

CONSENT

Each of the undersigned parties (collectively, the “UK Guarantors”) hereby (a) acknowledges receipt of a copy of the attached First Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), (b) consents to Borrowers entering into the Amendment and all of the other documents, instruments and agreements now or hereafter executed in connection therewith, and (c) agrees that nothing contained in the Amendent, or in any other document, instrument or agreement executed in connection therewith, shall serve to diminish, alter, amend or affect in any way the Loan Documents to which it is a party. Each UK Guarantor expressly and knowingly reaffirms its liability under the Loan Documents to which it is a party and acknowledges that it has no known defense, offset or counterclaim against Lenders with respect to such Loan Documents.

Dated as of November 27, 2007

Channell Commercial Europe Limited,		Channell Limited,
a limited liability company incorporated under the laws of England and Wales (Company number 02837910)		a limited liability company incorporated under the laws of England and Wales (Company number 00912862)

By:	/s/ Patrick E McCready	By:	/s/ Patrick E McCready
Name:	Patrick E McCready	Name:	Patrick E McCready
Title:	Director	Title:	Director

A.C. Egerton (Holdings) Limited,
a limited liability company incorporated under the laws of England and Wales (Company number 00818919)

By:	/s/ Patrick E McCready
Name:	Patrick E McCready
Title:	Director

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